UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/02/2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 2, 2011, the Company submitted a withdrawal notice to the California Energy Commission ("CEC") pertaining to the Company's $4.4 million CEC loan, the proceeds of which were intended to be used by the Company to equip a full, vertically-integrated solar panel assembly facility in California. The Company determined that due to market conditions, the development of such a solar panel assembly facility is not economical at this time. The Company is continuing to evaluate the economics of a modified, scaled-down assembly facility which would involve sourcing Chinese produced solar panel sub-systems through the Company's relationship with Asola, its German-based solar partner, and Asola's joint venture relationship with a Chinese manufacturer of solar energy products. In the scaled version, the California facility would provide final assembly and testing while leveraging the pre-established China-based sub-systems. The Company may re-apply in the future for CEC or other government supported renewable energy program funding, but provides no assurance that such funding will be awarded or made available to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: September 02, 2011	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer